Exhibit 99.1
Investor Relations Contact:
Michael Haase
(925) 951-9005
Michael.Haase@Workday.com

Media Contact:
Eric Glass
(415) 432-3056
Eric.Glass@Workday.com

Workday Announces Fiscal 2016 First Quarter Financial Results

Total Revenues of $251.0 Million, Up 57% Year Over Year

Subscription Revenue of $201.0 Million, Up 63% Year Over Year

PLEASANTON, CALIF. — May 26, 2015 — Workday, Inc. (NYSE: WDAY), a leader in enterprise cloud applications for finance and human resources, today announced results for the fiscal first quarter ended April 30, 2015.

•	Total revenues were $251.0 million, an increase of 57% from the first quarter of fiscal 2015. Subscription revenues were $201.0 million, an increase of 63% from same period last year.

•
Operating loss was $53.4 million, or negative 21.3% of revenues, compared to an operating loss of $52.1 million, or negative 32.6% of revenues, in the same period last year. Non-GAAP operating loss for the first quarter was $2.1 million, or negative 0.8% of revenues, compared to a non-GAAP operating loss of $22.5 million last year, or negative 14.1% of revenues.[1]

•
Net loss per basic and diluted share was $0.33, compared to a net loss per basic and diluted share of $0.32 in the first quarter of fiscal 2015. The non-GAAP net loss per basic and diluted share for the first quarter was $0.02, compared to a non-GAAP net loss per basic and diluted share of $0.13 during the same period last year.[1]

•
Operating cash flows for the first quarter were $94.1 million and free cash flows were $63.9 million. For the trailing twelve months, operating cash flows were $174.4 million and free cash flows were $50.4 million.[2]

•	Cash, cash equivalents and marketable securities were approximately $1.9 billion as of April 30, 2015. Unearned revenues were $653.4 million, a 41% increase from last year.

“We had a strong first quarter and welcomed a record number of new customers to the Workday community,” said Aneel Bhusri, co-founder and CEO, Workday. “We delivered Workday Talent Insights, the first Workday Insight Application from our new product suite that’s starting the next era of enterprise applications. We also announced the availability of Workday Professional Services Automation and Workday Payroll for the UK, continuing our focus on rapid innovation to help our customers grow their businesses.”

“We are very pleased with our solid first quarter results,” said Mark Peek, chief financial officer, Workday. “We generated record quarterly revenues and trailing twelve month operating cash flows. Looking ahead, we anticipate second quarter total revenues to be within a range of $270 and $274 million, or growth of 45% to 47% as compared to the prior year.”

Recent Highlights

•
In its latest feature release, Workday 24, Workday announced the general availability of Workday Talent Insights, the first application available as part of Workday Insight Applications. Workday Talent Insights helps customers address talent-related challenges such as identifying a top performer at risk of leaving the company or pinpointing issues with hiring initiatives that could impact business performance.

•
Additionally, in Workday 24, Workday announced the general availability of Workday Professional Services Automation (PSA). Blending Workday Financial Management and Workday Human Capital Management (HCM) functionality, Workday PSA sets a new standard in professional services automation for organizations that manage client-facing billable projects.

•
The company also announced the general availability of Workday Payroll for the UK as part of Workday 24 and increased momentum for the Workday Global Payroll Cloud partner program. Partners in 85 countries are now certified to deliver integrations between Workday HCM and other payroll systems to provide customers with a comprehensive view of global payroll data.

•
Workday was named one of the 100 Best Companies to Work For by Fortune magazine, ranking #22 in its inaugural appearance on the list. Workday also ranked #1 for the largest companies by the San Francisco Business Times and the Silicon Valley / San Jose Business Journal on the annual list of Best Places to Work in the Bay Area.

Workday plans to host a conference call today to review its first quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 2:00 p.m. PT/ 5:00 p.m. ET and can be accessed via webcast or through the company’s Investor Relations website at www.workday.com/investorrelations. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 45 days.

1Non-GAAP operating loss and net loss per share for the fiscal first quarters of 2016 and 2015 exclude share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets and debt discount and issuance costs associated with convertible notes. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

2Free cash flows are defined as operating cash flows minus purchased property and equipment, property and equipment acquired under capital leases and purchased other intangible assets. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

About Workday
Workday is a leading provider of enterprise cloud applications for finance and human resources. Founded in 2005, Workday delivers financial management, human capital management, and analytics applications designed for the world's largest companies, educational institutions, and government agencies. Hundreds of organizations, ranging from medium-sized businesses to Fortune 50 enterprises, have selected Workday.

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to Workday’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding Workday’s second quarter revenue projections. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) breaches in our security measures, unauthorized access to our customers’ data or disruptions in our data center operations; (ii) our ability to manage our growth effectively; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (iv) the development of the market for enterprise cloud services; (v) acceptance of our applications and services by customers; (vi) adverse changes in general economic or market conditions; (vii) delays or reductions in information technology spending; (viii) our limited operating history, which makes it difficult to predict future results; and (ix) changes in sales may not be immediately reflected in our results due to our subscription model. Further information on risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (SEC), including our Form 10-K for the year ended January 31, 2015 and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website or other press releases or public statements that are not currently available are subject to change at Workday's discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

© 2015. Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Workday, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	April 30,	January 31,
	2015	2015(1)
Assets
Current assets:
Cash and cash equivalents	$270,484	$298,192
Marketable securities	1,651,051	1,559,517
Accounts receivable, net	128,493	188,357
Deferred costs	20,364	20,471
Prepaid expenses and other current assets	50,601	42,502
Total current assets	2,120,993	2,109,039
Property and equipment, net	154,537	140,136
Deferred costs, noncurrent	19,981	20,998
Goodwill and acquisition-related intangible assets, net	34,479	34,779
Other assets	52,571	53,681
Total assets	$2,382,561	$2,358,633
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$13,320	$10,623
Accrued expenses and other current liabilities	31,336	24,132
Accrued compensation	47,927	56,152
Capital leases	1,759	3,207
Unearned revenue	572,212	547,151
Total current liabilities	666,554	641,265
Convertible senior notes, net	496,230	490,501
Unearned revenue, noncurrent	81,211	85,593
Other liabilities	22,539	15,299
Total liabilities	1,266,534	1,232,658
Stockholders’ equity:
Common stock	188	186
Additional paid-in capital	2,000,047	1,948,300
Accumulated other comprehensive loss	(279)	(140)
Accumulated deficit	(883,929)	(822,371)
Total stockholders’ equity	1,116,027	1,125,975
Total liabilities and stockholders’ equity	$2,382,561	$2,358,633

(1) Amounts as of January 31, 2015 were derived from the January 31, 2015 audited financial statements.

Workday, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	April 30,
	2015	2014
Revenues:
Subscription services	$200,993	$123,407
Professional services	49,964	36,330
Total revenues	250,957	159,737
Costs and expenses(1):
Costs of subscription services	31,782	21,459
Costs of professional services	46,132	35,960
Product development	99,335	65,171
Sales and marketing	94,895	68,167
General and administrative	32,217	21,063
Total costs and expenses	304,361	211,820
Operating loss	(53,404)	(52,083)
Other expense, net	(7,236)	(6,999)
Loss before provision for income taxes	(60,640)	(59,082)
Provision for income taxes	918	307
Net loss	$(61,558)	$(59,389)
Net loss per share, basic and diluted	$(0.33)	$(0.32)
Weighted-average shares used to compute net loss per share, basic and diluted	187,390	183,084

(1) Costs and expenses include share-based compensation expenses as follows:
Costs of subscription services	$2,048	$1,055
Costs of professional services	3,454	2,198
Product development	20,811	10,868
Sales and marketing	8,365	6,752
General and administrative	12,596	8,001

Workday, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	April 30,
	2015	2014
Cash flows from operating activities
Net loss	$(61,558)	$(59,389)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	18,569	12,523
Share-based compensation expenses	47,274	28,874
Amortization of deferred costs	4,625	3,952
Amortization of debt discount and issuance costs	6,250	5,920
Other	737	604
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable	59,717	(7,013)
Deferred costs	(3,501)	(3,463)
Prepaid expenses and other assets	(7,670)	(7,350)
Accounts payable	2,752	(2,430)
Accrued expense and other liabilities	6,185	1,091
Unearned revenue	20,679	48,378
Net cash provided by (used in) operating activities	94,059	21,697
Cash flows from investing activities
Purchases of marketable securities	(385,575)	(670,406)
Maturities of marketable securities	281,407	353,230
Sales of available-for-sale securities	10,000	—
Business combinations, net of cash acquired	—	(26,317)
Purchases of property and equipment	(30,180)	(9,873)
Other	—	1,000
Net cash provided by (used in) investing activities	(124,348)	(352,366)
Cash flows from financing activities
Proceeds from issuance of common stock from employee equity plans	3,564	2,996
Principal payments on capital lease obligations	(1,448)	(2,744)
Shares repurchased for tax withholdings on vesting of restricted stock	—	(5,007)
Other	417	60
Net cash provided by (used in) financing activities	2,533	(4,695)
Effect of exchange rate changes	48	39
Net increase (decrease) in cash and cash equivalents	(27,708)	(335,325)
Cash and cash equivalents at the beginning of period	298,192	581,326
Cash and cash equivalents at the end of period	$270,484	$246,001

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended April 30, 2015
(in thousands, except per share data)
(unaudited)
	GAAP	Share-Based Compensation Expenses	Other Operating Expenses(2)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$31,782	$(2,048)	$(186)	$—	$29,548
Costs of professional services	46,132	(3,454)	(354)	—	42,324
Product development	99,335	(20,811)	(2,313)	—	76,211
Sales and marketing	94,895	(8,365)	(631)	—	85,899
General and administrative	32,217	(12,596)	(587)	—	19,034
Operating loss	(53,404)	47,274	4,071	—	(2,059)
Operating margin	-21.3%	18.9%	1.6%	—	-0.8%
Other expense, net	(7,236)	—	—	6,250	(986)
Loss before provision for income taxes	(60,640)	47,274	4,071	6,250	(3,045)
Provision for income taxes	918	—	—	—	918
Net loss	$(61,558)	$47,274	$4,071	$6,250	$(3,963)
Net loss per share, basic and diluted (1)	$(0.33)	$0.25	$0.02	$0.04	$(0.02)

(1) Calculated based upon 187,390 basic and diluted weighted-average shares of common stock.
(2) Other operating expenses include employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended April 30, 2014
(in thousands, except per share data)
(unaudited)
	GAAP	Share-Based Compensation Expenses	Other Operating Expenses(2)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$21,459	$(1,055)	$(46)	$—	$20,358
Costs of professional services	35,960	(2,198)	(89)	—	33,673
Product development	65,171	(10,868)	(682)	—	53,621
Sales and marketing	68,167	(6,752)	(273)	—	61,142
General and administrative	21,063	(8,001)	409	—	13,471
Operating loss	(52,083)	28,874	681	—	(22,528)
Operating margin	-32.6%	18.1%	0.4%	—	-14.1%
Other expense, net	(6,999)	—	—	5,920	(1,079)
Loss before provision for income taxes	(59,082)	28,874	681	5,920	(23,607)
Provision for income taxes	307	—	—	—	307
Net loss	$(59,389)	$28,874	$681	$5,920	$(23,914)
Net loss per share, basic and diluted (1)	$(0.32)	$0.16	$—	$0.03	$(0.13)

(1) Calculated based upon 183,084 basic and diluted weighted-average shares of common stock.
(2) Other operating expenses include employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets.

Workday, Inc.
Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows
(A Non-GAAP Financial Measure)
(in thousands)
(unaudited)

			Trailing Twelve
	Three Months Ended		Months Ended
	April 30,		April 30,
	2015	2014	2015	2014
Net cash provided by (used in) operating activities	$94,059	$21,697	$174,365	$50,650
Purchase of property and equipment	(30,180)	(9,873)	(123,953)	(68,703)
Purchase of other intangible assets	—	—	—	(15,000)
Free cash flows	$63,879	$11,824	$50,412	$(33,053)

About Non-GAAP Financial Measures
To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating loss, non-GAAP net loss per share and free cash flows. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. The non-GAAP financial measures non-GAAP operating loss and non-GAAP net loss per share differ from GAAP in that they exclude share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization of acquisition-related intangible assets and non-cash interest expense related to our convertible senior notes, as applicable. Free cash flows differ from GAAP cash flows from operating activities in that it treats purchases of property and equipment, property and equipment acquired under capital leases and purchased other (non-acquisition related) intangible assets as a reduction to cash flows.
Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to fund ongoing operations and to fund other capital expenditures.
Management believes excluding the following items from the GAAP Condensed Consolidated Statement of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•
Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. For restricted share awards, the amount of share-based compensation expenses is not reflective of the value ultimately received by the grant recipients. Moreover, determining the fair value of certain of the share-based instruments we utilize involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related share-based awards. Unlike cash compensation, the value of stock options and the Employee Stock Purchase Plan, which is an element of our ongoing share-based compensation expenses, is determined using a complex formula that incorporates factors, such as market volatility and forfeiture rates, that are beyond our control.

•
Other Operating Expenses. Other operating expenses includes employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of the ongoing operations.

•
Amortization of debt discount and issuance costs. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the convertible senior notes that were issued in private placements in June 2013. Accordingly, for GAAP purposes we are required to recognize the effective interest expense on our convertible senior notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense and the amortization expense of issuance costs are excluded from management’s assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of the company’s operational performance.

Additionally, we believe that the non-GAAP financial measure, free cash flows, is meaningful to investors because we review cash flows generated from or used in operations after deducting capital expenditures, whether purchased or leased, and purchased other intangible assets, due to the fact that these expenditures are considered to be an ongoing operational component of our business. This provides an enhanced view of cash available to make strategic acquisitions and investments, to fund ongoing operations and to fund other capital expenditures.
The use of non-GAAP operating loss and net loss per share has certain limitations as they do not reflect all items of income and expense that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.